UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director:

As reported in Item 5.07 of this Report on Form 8-K, at the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) held on May 15, 2019, Robert H. Hotz was elected as a Class II Director for a term expiring in 2022 by a plurality of the votes cast by the holders of Class B and Class D Common Stock.  However, on May 17, 2019, Mr. Hotz delivered a letter to the Board of Directors stating that because more votes were withheld than were cast in favor of his election he decided to submit his resignation as a member of the Board of Directors.

Given the small size of the Board of Directors and in order to provide for a transition period, Mr. Hotz’s resignation will be effective at the earliest of the following to occur: (i) the appointment of a new Class II Director to be elected by the holders of Class B and D Common Stock; (ii) the 2020 Annual Meeting of Stockholders, or; (iii) the request by the Board of Directors to accelerate the effective date of his resignation. Mr.  Hotz has immediately resigned as the Chairman and as a member of the Compensation and Nominating and Governance Committees of the Board of Directors.

In addition, the Board of Directors have approved the following appointments which are effective immediately: (i) Eileen C. McDonnell has been appointed Chairperson of the Compensation Committee, and as a member of the Nominating and Governance Committee, and; (ii) Elliot J. Sussman, M.D. has been appointed Chairman of the Nominating and Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2019, the Company held its 2019 Annual Meeting of Stockholders at the Company’s Corporate Center at 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Company’s stockholders: (i) voted to elect two Class II members of the Board of Directors, who received a plurality of the votes cast, for three-year terms scheduled to expire at the Company’s 2022 Annual Meeting of Stockholders; (ii) voted to ratify the selection of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and; (iii) voted to reject the shareholder proposal regarding proxy access. The final voting results were as follows:

Proposal No. 1: Election of Directors:

Warren J. Nimetz – elected by the Class A and Class C Stockholders:

Votes cast in favor	7,238,788
Votes withheld	0
Broker non-votes	0

Robert H. Hotz – elected by the Class B and Class D Stockholders:

Votes cast in favor	23,409,574
Votes withheld	49,045,942
Broker non-votes	2,563,316

Proposal No. 2: Ratification of the selection of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes cast in favor	65,785,866
Votes cast against	99,723
Votes abstained	4,704
Broker non-votes	0

Proposal No. 3:  Shareholder proposal related to proxy access:

Votes cast in favor	5,895,697
Votes cast against	59,713,454
Votes abstained	8,832
Broker non-votes	272,310

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: May 21, 2019